UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

LAKE AREA CORN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Definitive Additional Materials

Lake Area Corn Processors, LLC (the “Company”) will be conducting a special meeting of its members on October 22, 2024 (the “2024 Special Meeting”). On August 28, 2024, the Company filed a Definitive Proxy Statement, together with all amendments thereto, appendices and proxy card (the "Proxy Statement"). The Company will mail the Proxy Statement and a Notice of Informational Meetings and Unit Transfer Deadline to its members (the “Notice”) in connection with the 2024 Special Meeting. The Notice being sent to the members is set forth below.

NOTICE OF INFORMATIONAL MEETINGS AND UNIT TRANSFER DEADLINE

To our Members:

The Board of Managers of Lake Area Corn Processors, LLC (the “Company”) is proposing to deregister as a public company with the Securities and Exchange Commission (the “SEC”). The Company is holding a special meeting of its members on October 22, 2024 at 10 a.m. at Nicky’s, located at 1407 NW 2nd St, Madison, SD 57042 (the “2024 Special Meeting”) to vote on the deregistration. The notice of the 2024 Special Meeting and the definitive proxy statement, its appendices, the documents incorporated by reference therein and the proxy card accompany this notice and are also available on our website at https://www.dakotaethanol.com/, under the tab “LACP” and filed with the SEC at https://www.sec.gov/edgar.

In addition, the Company is holding two informational meetings to discuss the proposed deregistration (the “Informational Meetings”). These Informational Meetings will both be held on September 24, 2024 at 3:00 p.m. CT and 7:00 p.m. CT in person at Nicky’s, located at 1407 NW 2nd St, Madison, SD 57042.

You will have an opportunity to ask questions at the Informational Meetings. We encourage you to attend one of the Informational Meetings.

In order to accomplish the deregistration, the Board of Directors is recommending the reclassification of LACPs’ membership units into four classes as described in the definitive proxy statement, its appendices and the documents referenced in the proxy statement. Members have until October 15, 2024 for membership unit transfers before the proposed reclassification. The purpose of this trading window is to allow unit holders the opportunity to make transfers before the reclassification to own the requisite number of units to be in their desired class. The total number of units a member holds at the time the reclassification is effective will determine the class to which the units held by that member will be assigned. We encourage you to speak with your legal and tax advisors to determine whether combining unit ownership or acquiring additional units may be advantageous in your particular situation.

No transfers of membership units will be permitted after October 15, 2024, through the 2024 Special Meeting in order to allow the Company to determine the final numbers of each class if the reclassification is approved by the members at the Special Meeting.

If you have any questions regarding this process, please feel free to contact any of our directors, our chief executive officer or our chief financial officer.

We thank all of you for your support.

Very Truly Yours,
/s/ Scott Mundt
Chief Executive Officer

Additional Information and Where to Find it
This letter does not contain all of the information that should be considered concerning the reclassification of the Company’s membership units and the transactions contemplated thereby (the “Reclassification”). Before making any voting decisions, Members are urged to read the definitive proxy statement its appendices and the documents incorporated by reference therein accompanying this notice, because they contain important information about the Company and the Reclassification. The Company’s definitive proxy statement, its appendices, and the documents incorporated by reference therein are also available online at our website https://www.dakotaethanol.com/, under the tab “LACP” and filed with the SEC at https://www.sec.gov/edgar, by searching for the Company “Lake Area Corn Processors, LLC”.
This letter is not a proxy statement or a solicitation of proxies from the holders of the Company’s membership units. Any solicitation of proxies will be made only by the Company’s definitive proxy statement.

Forward Looking Statements
This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter. We qualify all of our forward-looking statements by these cautionary statements.